UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): December 21, 2009
Ensco International plc
(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Ensco International plc
ENSCO House
Badentoy Avenue
Badentoy Industrial Estate
Aberdeen
AB12 4YB
Scotland

(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: +44 (1224) 780 400
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Supplemental Indenture
     On December 22, 2009, ENSCO International Incorporated, a Delaware corporation (“Ensco Delaware”), Ensco International plc, a public limited company organized under English law (“Ensco UK”) and Deutsche Bank Trust Company Americas, as trustee, entered into the Second Supplemental Indenture (the “Second Supplemental Indenture”) to the Indenture dated November 20, 1997 (as supplemented by the First Supplemental Indenture dated November 20, 1997, the “1997 Indenture”). In connection with the Second Supplemental Indenture, Ensco UK became a guarantor under the 1997 Indenture. The Second Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Second Supplemental Indenture is qualified in its entirety by reference to such Exhibit to this Current Report on Form 8-K.
Credit Agreement
     Ensco Delaware is a party to the Amended and Restated Credit Agreement dated as of June 23, 2005, among Ensco Delaware, as Borrower, ENSCO Offshore International Company, a Cayman Islands exempted company, as Borrower, Citibank, N.A., as Administrative Agent, and the other syndication agents, book managers, sole lead arranger and lenders party thereto (the “Credit Agreement”). On December 22, 2009, the Parties thereto agreed to amend the Credit Agreement in connection with the Redomestication (as such term is defined in Item 2.01 below), subject to the satisfaction of certain conditions, to add Ensco UK and ENSCO Global Limited, a Cayman Islands exempted company, as guarantors thereunder and to make certain other changes (the “Credit Agreement Amendment”).
     In connection with the Credit Agreement Amendment and the Redomestication, on December 22, 2009, Ensco UK agreed to enter into, subject to the satisfaction of certain conditions, an Amended and Restated Guaranty (the “Guaranty”) among Ensco UK, Ensco Delaware and ENSCO Global Limited, each as Guarantors, in favor of Citibank N.A., as Administrative Agent, under the Credit Agreement, as amended by the Credit Agreement Amendment.
Deed of Assumption and Plan Amendments
     On December 22, 2009, Ensco UK executed a Deed of Assumption (the “Deed of Assumption”) pursuant to which Ensco UK (i) adopted and assumed, as of the Effective Time (as such term is defined in Item 2.01 below), the following equity incentive and compensation plans and related agreements of Ensco Delaware, including all awards issued or granted thereunder (each, an “Assumed Plan” and collectively, the “Assumed Plans”): The Ensco Multinational Savings Plan, ENSCO International Incorporated 2005 Long-Term Incentive Plan, ENSCO International Incorporated 1998 Incentive Plan and ENSCO International Incorporated 2000 Stock Option Plan, and (ii) assumed, as of the Effective Time, certain rights and obligations under the following compensation and benefit plans of Ensco Delaware which will remain sponsored by Ensco Delaware: ENSCO Savings Plan, ENSCO 2005 Supplemental Executive Retirement Plan, ENSCO 2005 Non-Employee Director Deferred Compensation Plan, ENSCO Supplemental Executive Retirement Plan, and ENSCO Non-Employee Director Deferred Compensation Plan (each, a “Remaining Plan” and collectively, the “Remaining Plans” and together with the Assumed Plans, the “Plans”). The Deed of Assumption is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     The Plans have been amended, effective as of the Effective Time, (i) to transfer the responsibility for maintaining and sponsoring the Assumed Plans to Ensco UK, to have Ensco UK adopt and assume the Assumed Plans as of the Effective Time and to provide for the appropriate substitution of Ensco UK in place of Ensco Delaware where applicable; (ii) to the extent any Assumed Plan or Remaining Plan provides for the grant, issuance, acquisition, delivery, holding or purchase of, or otherwise relates to or references, shares of common stock of Ensco Delaware, then after the Effective Time, to provide that such plan shall be deemed to provide for the grant, issuance, acquisition, delivery, holding or purchase of, or otherwise relate to or reference, ADSs (as such term is defined in Item 2.01 below), or benefits or other amounts determined by reference to such ADSs, on a one-for-one basis; (iii) to transfer and adjust all outstanding equity-based awards that have been granted under the Assumed Plans and Remaining Plans, as of the Effective Time, to ADSs or rights over ADSs, as applicable, which are exercisable, issuable, held, available or which vest upon the same terms and conditions as under the applicable plan and the applicable award document or agreement issued thereunder, except that upon the exercise, issuance, holding, availability or vesting of such awards, ADSs shall be issuable or available on a one-for-one basis, or benefits or other amounts shall be determined by reference to such ADSs; (iv) to affirm the original intent that the Merger (as such term is defined in Item 2.01 below) does not constitute a “Change in Control,” a “Change of Control” or any similar phrase or concept defined under the Plans, and (v) to comply with applicable English or U.S. corporate or tax law requirements (collectively, the “Plan Amendments”). Copies of the Plans which have been amended in connection with the Redomestication (or the amendments to such Plans), are filed as Exhibits 10.2-10.11 to this Current Report on Form 8-K and are incorporated herein by reference.
     The foregoing summaries of the Deed of Assumption and Plan Amendments are qualified in their entirety by reference to the corresponding Exhibits to this Current Report on Form 8-K.
Indemnification Agreements
     The information under the heading “Indemnification Agreements” in Item 5.02 of this Current Report on Form 8-K is incorporated by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On December 23, 2009, Ensco Delaware completed the reorganization of the corporate structure of the group of companies controlled by Ensco Delaware, pursuant to which Ensco UK became the publicly-held parent company of such group of companies (the “Redomestication”). In connection with the transactions related to the Redomestication and pursuant to the Agreement and Plan of Merger and Reorganization, dated as of November 9, 2009, between Ensco Delaware and ENSCO Newcastle LLC, a Delaware limited liability company (“Ensco Mergeco”) and wholly-owned subsidiary of ENSCO Global Limited, a Cayman Islands exempted company (“Ensco Cayman”) and wholly-owned subsidiary of Ensco Delaware (the “Merger Agreement”), Ensco Delaware merged with Ensco Mergeco (the “Merger”), with Ensco Delaware surviving the Merger as a wholly-owned subsidiary of Ensco Cayman. In connection with the Merger, which was effective at 12:01 a.m., Eastern Time, on December 23, 2009 (the “Effective Time”), Ensco Cayman became a wholly-owned subsidiary of Ensco UK. Pursuant to the Merger Agreement, each issued and outstanding share of common stock of Ensco Delaware at the Effective Time was converted into the right to receive one American depositary share (collectively, the “ADSs”), which represents one Class A Ordinary Share, par value $0.10 per share of Ensco UK. The ADSs will trade on the New York Stock Exchange (“NYSE”) under the symbol “ESV”, the symbol for Ensco Delaware common stock prior to the Effective Time.
     The issuance of the ADSs was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form F-6 (File No. 333-162978), which was declared effective by the Securities and Exchange Commission (“SEC”) on December 1, 2009, and the issuance of the Class A Ordinary Shares was registered under the Securities Act pursuant to a registration statement on Form S-4/A (File No. 333-162975) (the “Registration Statement”) filed by Ensco UK, which was declared effective by the SEC on November 19, 2009. The proxy statement/prospectus that forms a part of the Registration Statement contains additional information about the Redomestication and the Merger.
     At the Effective Time, Ensco UK acquired ownership of Ensco Delaware and its subsidiaries. Pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Ensco UK is the successor issuer to Ensco Delaware and the ADSs and Class A Ordinary Shares represented thereby are deemed to be registered under Section 12(b) of the Exchange Act. The Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Merger Agreement is qualified in its entirety by reference to such Exhibit to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The descriptions of the Second Supplemental Indenture, the Credit Facility Amendment and the Guaranty included under Item 1.01 are incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders.
     The information included under Items 5.03 and 8.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.01 Changes in Control of Registrant.
     The information included under Items 1.01, 2.01 and Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Election of Directors and Appointment of Officers
     As of the Effective Time, in connection with the Redomestication, the directors of Ensco UK prior to the Effective Time resigned, and each of the directors of Ensco Delaware immediately prior to the Effective Time has been elected as a director of Ensco UK. As of the Effective Time, the following persons have been appointed to the following officer positions with Ensco UK:

Daniel W. Rabun	Chairman, President — Chief Executive Officer
William S. Chadwick, Jr.	Executive Vice President — Chief Operating Officer
James W. Swent III	Senior Vice President — Chief Financial Officer
Patrick Carey Lowe	Senior Vice President
John M. Burns	Senior Vice President
David A. Armour	Vice President — Finance
Sean O’Neill	Vice President — Investor Relations
Cary A. Moomjian, Jr.	Vice President, General Counsel and Secretary
Herman E. Malone, Jr.	Vice President and Assistant Secretary
Michael B. Howe	Treasurer
Douglas J. Manko	Controller and Assistant Secretary
Indemnification Agreements
     On December 22, 2009, Ensco UK and Ensco Delaware entered into deeds of indemnity and indemnification agreements, respectively, with each of its directors and executive officers that will indemnify such persons to the maximum extent permitted by applicable law against all losses suffered or incurred by them, among other things, that arise out of or in connection with his or her appointment as a director or officer, an act done, concurred in or omitted to be done by such person in connection with such person’s performance of his or her functions as a director or officer, or an official investigation, examination or other proceedings ordered or commissioned in connection with the affairs of the company of which he or she is serving as a director or officer at the request of the indemnifying company. The foregoing description of the indemnification agreements is qualified in its entirety by reference to the forms of Ensco Delaware indemnification agreement and Ensco UK deed of indemnity, which are filed as Exhibits 10.12 and 10.13, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Deed of Assumption and Plan Amendments
     The information under the heading “Deed of Assumption and Plan Amendments” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Employment Agreements
     On December 22, 2009, Ensco Delaware entered into an amendment and restatement of the letter agreement with William S. Chadwick, Jr., Executive Vice-President — Chief Operating Officer (the “Chadwick Amendment”), pursuant to which Mr. Chadwick is entitled to a severance payment of two times his base salary and target bonus if he is involuntarily terminated other than by reason of gross negligence, malfeasance, breach of fiduciary duty or like cause (“For Cause”). Separately, in the event of an actual or constructive termination other than For Cause within two years following a Change in Control (as defined in the Chadwick Amendment), Mr. Chadwick will be entitled to three times his most recent base salary and target bonus, as well as full vesting of outstanding equity awards, to be payable on the sixth-month anniversary of the date on which Mr. Chadwick’s employment is actually or constructively terminated.
     The foregoing summary is qualified in its entirety by reference to the Chadwick Amendment, a copy of which is attached as Exhibit 10.14 to this Current Report on Form 8-K and incorporated herein by reference.
     On December 22, 2009, Ensco Delaware entered into an amendment to the employment offer letter agreement with Daniel W. Rabun, Chairman, President and Chief Executive Officer (the “Rabun Amendment”). Pursuant to the Rabun Amendment, Mr. Rabun will be entitled to a severance payment of two times his base salary and target bonus, plus immediate vesting for 20% of the Initial Grants (as defined in the Rabun Letter Agreement) if he is involuntarily terminated other than For Cause, to be payable no later than March 15 of the calendar year immediately following the calendar year in which Mr. Rabun’s employment is involuntarily terminated. Separately, in the event of an actual or constructive termination other than For Cause within two years following a Change in Control (as defined in the Rabun Amendment), Mr. Rabun will be entitled to three times his most recent base salary and target bonus, as well as full vesting of outstanding equity awards, to be payable on the sixth-month anniversary of the date on which Mr. Rabun’s employment is actually or constructively terminated. The severance protections described above have an initial applicability of four years following the commencement of Mr. Rabun’s employment and will renew annually thereafter, unless terminated in writing by Ensco Delaware with at least one-year prior notice.
     The foregoing summary is qualified in its entirety by reference to the Rabun Amendment, a copy of which is attached as Exhibit 10.15 to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     In connection with the Redomestication, Ensco UK amended its articles of association on December 22, 2009 (the “New Articles”). The summary of the material terms of the New Articles and the comparison of the rights of shareholders under the New Articles described under the headings “Description of Class A Ordinary Shares of Ensco UK”, “Description of American Depositary Shares of Ensco UK” and “Comparison of Rights of Stockholders/Shareholders” in the Registration Statement is incorporated herein by reference. The complete text of the New Articles was filed as Exhibit 99.1 to a Current Report on Form 8-K filed on December 16, 2009, and is incorporated herein by reference. The foregoing summary of the New Articles is qualified in its entirety by reference to such Exhibit to this Current Report on Form 8-K.

Item 8.01 Other Events.
     On December 22, 2009, Ensco Delaware issued a press release announcing stockholder approval of the Redomestication. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     Set forth below are the results of the 2009 Special Meeting of Stockholders that approved the Merger and resulting redomestication. Also set forth below is a description of the Class A Ordinary Shares and a description of the American depositary receipts evidencing ADSs that represent the Class A Ordinary Shares.
VOTING RESULTS OF 2009 SPECIAL MEETING OF SHAREHOLDERS
     A Special Meeting of the Stockholders of Ensco Delaware (the “Special Meeting”) was held on December 22, 2009 to approve the Merger. As of November 16, 2009, the record date for the Special Meeting, there were 142,515,432 shares of Ensco Delaware common stock issued, outstanding and entitled to vote at the Special Meeting, and a total of 110,851,962 (or approximately 77.78%) of Ensco Delaware’s shares issued, outstanding and entitled to be voted at the Special Meeting were represented in person or by proxy at the meeting. Set forth below are the preliminary voting results for the approval of the adoption of the Merger Agreement.
•   For: 108,973,546
•   Against: 1,638,164
•   Abstain: 240,252
     The adoption of the Merger Agreement was approved by Ensco Delaware’s stockholders, as recommended by Ensco Delaware’s board of directors.
DESCRIPTION OF CLASS A ORDINARY SHARES OF ENSCO UK
General
     The following information is a summary of the material terms of the Class A Ordinary Shares, as specified in the New Articles. This summary is not complete and is subject to the complete text of the New Articles. We encourage you to read the New Articles carefully.
     Pursuant to the Merger Agreement, each issued and outstanding share of common stock of Ensco Delaware was converted into the right to receive one ADS. Each ADS represents one Class A Ordinary Share. A deposit agreement dated October 29, 2009, among Ensco UK, Citibank N.A., as depositary, and the holders of the ADSs (the “deposit agreement”), governs the rights of holders of the ADSs as described below in “Description of American Depositary Shares of Ensco UK.”
     All of the issued Class A Ordinary Shares are fully paid and not subject to any further calls or assessments by Ensco UK. There are no conversion rights, redemption provisions or sinking fund provisions relating to any Class A Ordinary Shares.
     All Class A Ordinary Shares, including those underlying the ADSs delivered in the merger, are represented by certificates in registered form issued (subject to the terms of issue of the shares) by Ensco UK’s registrar.
     Under English law, persons who are neither residents nor nationals of the U.K. may freely hold, vote and transfer the Ensco UK shares in the same manner and under the same terms as U.K. residents or nationals.

Share Capital
     As of the date of this Current Report on Form 8-K, there are (a) 50,000 Class B Ordinary Shares, par value £1.00 per share, of Ensco UK (the “Class B Ordinary Shares”) in issue and (b) 150,000,000 Class A Ordinary Shares in issue (all of which are and will continue to be represented by ADSs). The board of directors of Ensco UK (the “Ensco UK Board”) is authorized to allot a total of an additional number of shares as follows:
•	100,000,000 Class A Ordinary Shares; and

•	20,000,000 Unclassified Shares of $1.00 per share (the “Unclassified Shares”) which Unclassified Shares are a class of shares of Ensco UK that may be issued by the Ensco UK Board. The Unclassified Shares will have such rights as the Ensco UK Board shall determine at the time of allotment and issuance.
     The Class A Ordinary Shares and the Class B Ordinary Shares (together, the “Ordinary Shares”) will have the same rights and privileges in all respects. The outstanding Class B Ordinary Shares remain outstanding, but have no voting rights or rights to dividends or distributions, to the extent that they are held by Ensco UK or any of its subsidiaries. If issued, the rights of holders of Unclassified Shares will be determined by the Ensco UK Board in accordance with the New Articles, as amended from time to time.
Dividends
     Subject to the Companies Act 2006 (the “Companies Act”), the Ensco UK Board may declare a dividend to be paid to the shareholders according to their respective rights and interests in Ensco UK, and may fix the time for payment of such dividend. The Ensco UK Board may from time to time declare and pay (on any class of shares of any amounts) such dividends as appear to them to be justified by the profits of Ensco UK that are available for distribution. There are no fixed dates on which entitlement to dividends arise on any of the Ordinary Shares. The Ensco UK Board may direct the payment of all or any part of a dividend to be satisfied by distributing specific assets, in particular paid up shares or debentures of any other company. The New Articles permit a scrip dividend scheme under which shareholders may be given the opportunity to elect to receive fully paid Class A Ordinary Shares instead of cash, with respect to all or part of future dividends. Ordinary Shares held by or for the benefit of an Ensco UK subsidiary will have no voting rights and will not be entitled to any dividends or distributions, including any scrip dividends, bonus shares or dividends or distributions of property or debentures of any other company.
     To the extent that as a result of the Merger any Class A Ordinary Shares held by the custodian are represented by ADSs held by or for the benefit of any of Ensco UK’s subsidiaries, such as Ensco Delaware, then the New Articles provide that such Class A Ordinary Shares will not be entitled to receive dividends or distributions, including any scrip dividends, bonus shares or dividends or distributions of property or debentures of any other company, and therefore the holder of such ADSs shall not be entitled to any such dividends or distributions while such ADSs representing those Class A Ordinary Shares are held by or for the benefit of such subsidiaries.
     If a shareholder owes any money to Ensco UK relating in any way to any class of Ensco UK shares, the Ensco UK Board may deduct any of this money from any dividend on any shares held by the shareholder, or from other money payable by Ensco UK in respect of the shares. Money deducted in this way may be used to pay the amount owed to Ensco UK.
     Unclaimed dividends and other amounts payable by Ensco UK in respect of an Ordinary Share can be invested or otherwise used by directors for the benefit of Ensco UK until they are claimed under English law. A dividend or other money remaining unclaimed for a period of twelve years after it first became due for payment will be forfeited and cease to remain owed by Ensco UK.
Voting Rights
     At a general meeting any resolutions put to a vote must be decided on a poll.
     Subject to any rights or restrictions as to voting attached to any class of shares in accordance with the New Articles and subject to disenfranchisement (i) in the event of non-payment of any call or other sum due and payable in respect of any shares not fully paid, (ii) in the event of any non-compliance with any statutory notice requiring disclosure of an interest in shares or (iii) with respect to any shares held by or for the benefit of any subsidiary of Ensco UK, every shareholder (other than Ensco Delaware or any other subsidiary of Ensco UK) who (being an individual) is present in person or (being a corporation) is present by a duly authorized corporate representative at a general meeting of Ensco UK will have one vote for every share of which he or she is the holder, and every person present who has been appointed as a proxy shall have one vote for every share in respect of which he or she is the proxy, except that any proxy who has been appointed by the depositary shall have such number of votes as equals the number of shares in relation to which such proxy has been appointed.

     In the case of joint holders, the vote of the person whose name stands first in the register of shareholders and who tenders a vote, whether in person or by proxy, is accepted to the exclusion of any votes tendered by any other joint holders.
     The necessary quorum for a general shareholder meeting is the shareholders who together represent at least the majority of the voting rights of all the shareholders entitled to vote present in person or by proxy (i.e., any shares whose voting rights have been disenfranchised (whether pursuant to the Companies Act and/or under the New Articles) shall be disregarded for the purposes of determining a quorum).
     An annual general meeting of shareholders shall be called by not less than 21 clear days’ notice and no more than 60 days’ notice. For all other general meetings except general meetings properly requisitioned by shareholders, such meetings shall be called by not less than 14 clear days’ notice and no more than 60 days’ notice. The notice of meeting must also specify a time (which shall not be more than 60 days nor less than 10 days before the date of the meeting) by which a person must be entered on the register in order to have the right to attend or vote at the meeting. The number of shares then registered in their respective names shall determine the number of votes a person is entitled to cast at that meeting.
     An appointment of proxy (whether in hard copy form or electronic form) must be received by Ensco UK before the time for holding the meeting or adjourned meeting at which the person named in the appointment of proxy proposes to vote; in the case of a poll taken more than 48 hours after the meeting at which the relevant vote was to be taken, an appointment of proxy must be received after such meeting and not less than 24 hours (or such shorter time as the Ensco UK Board may determine) before the time appointed for taking the poll; or in the case of a poll not taken immediately but taken not more than 48 hours after the meeting, the appointment of proxy must be delivered at the meeting at which the poll is to be taken. An appointment of proxy not received or delivered in accordance with the New Articles is invalid under English law.
     To the extent that as a result of the Merger any Class A Ordinary Shares held by the custodian are represented by ADSs held by or for the benefit of any of Ensco UK’s subsidiaries, including Ensco Delaware, then under the Companies Act such Class A Ordinary Shares will not have voting rights.
Return of Capital
     In the event of a voluntary winding-up of Ensco UK, the liquidator may, on obtaining any sanction required by law, divide among the shareholders the whole or any part of the assets of Ensco UK, whether or not the assets consist of property of one kind or of different kinds.
     The liquidator may also, with the same authority, transfer the whole or any part of the assets to trustees upon any trusts for the benefit of the shareholders as the liquidator decides. No past or present shareholder can be compelled to accept any asset which could subject him or her to a liability.
Preemptive Rights and New Issues of Shares
     Under Section 549 of the Companies Act, directors are, with certain exceptions, unable to allot securities without being authorized either by the shareholders in a general meeting or by Ensco UK’s articles of association pursuant to Section 551 of the Companies Act. In addition, under the Companies Act, the issuance of equity securities that are to be paid for wholly in cash (except shares held under an employees’ share scheme) must be offered first to the existing equity shareholders in proportion to the respective nominal (i.e., par) values of their holdings on the same or more favorable terms, unless a special resolution (i.e., 75 percent of votes cast) to the contrary has been passed in a general meeting of shareholders or the articles of association otherwise provide an exclusion from this requirement (which exclusion can be for a maximum of five years after which shareholders approval would be required to renew the exclusion). In this context, equity securities generally means in relation to Ensco UK, Ordinary Shares (being shares other than shares which with respect to dividends or capital, carry a right to participate only up to a specified amount in a distribution) and all rights to subscribe for or convert securities into such shares.
     The directors are authorized (generally and unconditionally), for a period up to five years from December 15, 2009 to allot equity securities, or to grant rights to subscribe for or to convert or exchange any security into shares of the Company, up to an aggregate nominal amount of $30,000,000 Unclassified Shares and exclude preemptive rights in respect of such issuances for the same period of time. Such authority will continue for five years and thereafter it must be renewed by Ensco UK’s shareholders, but Ensco UK may seek renewal for additional five year terms more frequently. Ensco UK may, before the expiration of any such authority, make an offer or agreement which would or might require Ensco UK shares to be allotted (or rights to be granted) after such expiration, and the directors may allot shares or grant rights in pursuance of such an offer or agreement as if the authority to allot had not expired.
     Subject to the provisions of the Companies Act and to any rights attached to any existing shares, any Ensco UK shares may be issued with, or have attached to them, such rights or restrictions as the shareholders of Ensco UK may by ordinary resolution determine, or, where the above authorizations are in place, the Ensco UK Board may determine such rights or restrictions.
     The Companies Act prohibits an English company from issuing shares for no consideration, including with respect to grants of restricted stock made pursuant to equity incentive plans. Accordingly, the nominal value of the shares issued upon the lapse of restrictions or the vesting of any restricted stock award or any other share-based grant underlying any ADS must be paid pursuant to the Companies Act.
Disclosure of Interests in Shares
     Section 793 of the Companies Act gives Ensco UK the power to require persons whom it knows has, or whom it has reasonable cause to believe has, or within the previous three years has had, any ownership interest in any shares (the “default shares”) to disclose prescribed particulars of those shares. For this purpose “default shares” includes any shares allotted or issued after the date of the Section 793 notice in respect of those shares. Failure to provide the information requested within the prescribed period after the date of sending the notice will result in sanctions being imposed against the holder of the “default shares” as provided within the Companies Act.
     Under the New Articles, Ensco UK will also withdraw voting and certain other rights, place restrictions on the rights to receive dividends and transfer “default shares” if the relevant holder of “default shares” has failed to provide the information requested within 14 days after the date of sending the notice, depending on the level of the relevant shareholding (and unless the Ensco UK Board decides otherwise).
Alteration of Share Capital/Repurchase of Shares
     Ensco UK may from time to time by ordinary resolution of its shareholders:
•	increase its share capital by allotting new shares in accordance with the authority contained in the shareholder resolution referred to above and the New Articles;

•	consolidate and divide all or any of its share capital into shares of a larger nominal amount than the existing shares; and

•	subdivide any of its shares into shares of a smaller nominal amount than its existing shares.
     Subject to the Companies Act and to any rights the holders of any Ensco UK shares may have, Ensco UK may purchase any of its own shares of any class (including any redeemable shares, if the Ensco UK Board should decide to issue any) by way of “off-market purchases” with the prior approval of 75 percent of shareholders by special resolution. Such approval lasts for up to five years from the date of the special resolution, and renewal of such approval for additional five year terms may be sought more frequently. The Company is authorized to repurchase up to 30 percent per annum of the share capital outstanding as of the beginning of each fiscal year. However, shares may only be repurchased out of distributable profits or the proceeds of a fresh issue of shares made for that purpose, and, if a premium is paid, it must be paid out of distributable profits.
Transfer of Shares
     The New Articles allow shareholders to transfer all or any of their shares by instrument of transfer in writing in any usual form or in any other form which is permitted by the Companies Act and is approved by the Ensco UK Board. The instrument of transfer must be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee and must be delivered to the registered office or any other place the directors decide.
     The Ensco UK Board may refuse to register a transfer:
•	if the shares in question are not fully paid;

•	if it is with respect to more than one class of shares;

•	if it is with respect to shares on which Ensco UK has a lien;

•	if it is in favor of more than four persons jointly;

•	if it is not duly stamped (if such a stamp is required);

•	if it is not presented for registration together with the share certificate and evidence of title as the Ensco UK Board reasonably requires; or

•	in certain circumstances, if the holder has failed to provide the required particulars to Ensco UK as described under “Disclosure of Interests in Shares” above.
     If the Ensco UK Board refuses to register a transfer of a share, it shall, within two months after the date on which the transfer was lodged with Ensco UK, send to the transferee notice of the refusal, together with its reasons for refusal.
General Meetings and Notices
     The notice of a general meeting of shareholders shall be given to the shareholders (other than any who, under the provisions of the New Articles or the terms of allotment or issue of shares, are not entitled to receive notice), to the Ensco UK Board and to the auditors. Holders of ADSs are entitled to receive notices under the terms of the deposit agreement relating to ADSs. See section below titled “Description of American Depositary Shares of Ensco UK — Voting Rights.”
     Under English law, Ensco UK is required to hold an annual general meeting of shareholders within 6 months from the day following the end of its fiscal year and, subject to the foregoing, the meeting may be held at a time and place determined by the Ensco UK Board.
Liability of Ensco UK and its Directors and Officers
     The New Articles provide that English courts have exclusive jurisdiction with respect to any suits brought by shareholders against Ensco UK or its directors.
Anti-takeover Provisions
     Takeover offers and certain other transactions in respect of certain public companies are regulated by the U.K. City Code on Takeovers and Mergers (the “Takeover Code”), which is administered by the Takeover Panel, a body consisting of representatives of the City of London financial and professional institutions which oversees the conduct of takeovers. An English public limited company is potentially subject to the Takeover Code if, among other factors, its central place of management and control are within the U.K., the Channel Islands or the Isle of Man. The Takeover Panel will generally look to the residency of a company’s directors to determine where it is centrally managed and controlled. The Takeover Panel has confirmed that, based upon Ensco UK’s current and intended plans for its directors and management, for purposes of the Takeover Code, Ensco UK will be considered to have its place of central management and control outside the U.K., the Channel Islands or the Isle of Man and, therefore, that the Takeover Code will not apply to Ensco UK. It is possible that in the future circumstances could change that may cause the Takeover Code to apply to Ensco UK.
Classified Board of Directors
     The Ensco UK Board, like the Ensco Delaware Board, is divided into three classes, with the members of each class serving for staggered three-year terms. As a result, only one class of directors will be elected at each annual general meeting of shareholders, with the other classes continuing for the remainder of their respective three-year terms. Under English law, shareholders have no cumulative voting rights. In addition, the New Articles incorporate similar provisions to those contained in Ensco Delaware’s bylaws and certificate of incorporation, which regulate shareholders’ ability to nominate directors for election subject to a 5 percent share ownership requirement.
     Although shareholders have the ability to remove a director without cause under English law, the classification of the directors, the lack of cumulative voting and the limitations on shareholders’ powers to nominate directors will have the effect of making it more difficult not only for any party to obtain control of Ensco UK by replacing the majority of the Ensco UK Board but also to force an immediate change in the composition of the Ensco UK Board. However, under the New Articles, if the shareholders remove the entire board, a shareholder may then convene a general meeting for the purpose of appointing directors. It should be noted that holders of ADSs may have to surrender their ADSs and withdraw their Class A Ordinary Shares in order to exercise their rights to nominate and remove directors and exercise other rights reserved to record stockholders.

Issuance of Unclassified Shares
     The Ensco UK Board has the authority, without further action of its shareholders for a period of five years, but subject to its statutory and fiduciary duties, to issue up to 20,000,000 Unclassified Shares, par value $1.00 per share, in one or more series and to fix the powers, preferences, rights and qualifications, limitations or restrictions thereof. Such authority will continue for five years and thereafter it must be renewed, but Ensco UK may seek renewal for additional five year terms more frequently. The issuance of Unclassified Shares on various terms could adversely affect the holders of Class A Ordinary Shares or ADSs. The potential issuance of Unclassified Shares may discourage bids for Class A Ordinary Shares or ADSs at a premium over the market price, may adversely affect the market price of ADSs and may discourage, delay or prevent a change of control of Ensco UK.
Shareholder Rights Plan
     The Ensco UK Board has the necessary corporate authority, without further action of its shareholders for a period of five years, but subject to its statutory and fiduciary duties, to give effect to a shareholder rights plan and to fix the terms thereof. Such a plan could make it more difficult for another party to obtain control of Ensco UK by threatening to dilute a potential acquirer’s ownership interest in the company under certain circumstances. The Ensco UK Board may adopt a shareholder rights plan at any time.
     The anti-takeover and other provisions of the New Articles, as well as the adoption of a shareholder rights plan, could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance shareholder value by discouraging certain types of abusive takeover tactics. However, these provisions could have the effect of discouraging others from making tender offers for Class A Ordinary Shares or ADSs and, as a consequence, also may inhibit fluctuations in the market price of ADSs that could result from actual or rumored takeover attempts.
DESCRIPTION OF AMERICAN DEPOSITARY SHARES OF ENSCO UK
      For purposes of this section, references to “you” or “your” refer to the owners of the ADSs.
     Citibank, N.A. (“Citibank”) is the depositary for the ADSs evidencing the Class A Ordinary Shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. ADSs represent ownership interests in securities that are on deposit with the depositary. ADSs are normally evidenced by American depositary receipts (“ADRs”). The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A. (London Branch), located at 25 Molesworth Street Lewisham, London SE137EX.
     Ensco UK appointed Citibank as depositary pursuant to the deposit agreement. A copy of the deposit agreement is filed as Exhibit 4.1 to Ensco UK’s Registration Statement on Form S-4 (File No. 333-162975) filed the SEC on November 9, 2009. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov).
     Below is a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. You are urged to review the deposit agreement in its entirety.
     Each ADS represents the right to receive one Class A Ordinary Share of Ensco UK on deposit with the custodian. An ADS also represents the right to receive any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations.
     If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound by its terms and by the terms of any ADR that evidences your ADSs. The deposit agreement and the ADR specify Ensco UK’s rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, Ensco UK’s obligations to the holders of Class A Ordinary Shares will continue to be governed by English law.
     As an owner of ADSs, you may hold your ADSs either by means of one or more ADRs registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry)

registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company, or “DTC,” the central book-entry clearing and settlement system for equity securities in the U.S.
     If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, you are referred to as the “holder.” When references are made to “you,” it is assumed that the reader owns ADSs and will own ADSs at the relevant time.
Dividends and Distributions
     As a holder, you generally have the right to receive the distributions from Ensco UK on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date.
Distributions of Cash
     Whenever Ensco UK makes a cash distribution for the securities on deposit with the custodian, Ensco UK will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds to be converted into U.S. dollars, if necessary, and for the distribution of the U.S. dollars to the holders, subject to English law.
     The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the U.S., which Ensco UK expects them to be. The amounts distributed to holders will be net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.
Distributions of Class A Ordinary Shares
     If Ensco UK elects to make a free distribution of Class A Ordinary Shares for the securities on deposit with the custodian, Ensco UK will deposit the applicable number of Class A Ordinary Shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the Class A Ordinary Shares deposited or modify the ADS-to-Class A Ordinary Shares ratio, in which case each ADS you hold will represent rights and interests in the additional Class A Ordinary Shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.
     The distribution of new ADSs or the modification of the ADS-to-Class A Ordinary Shares ratio upon a distribution of Class A Ordinary Shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new Class A Ordinary Shares so distributed.
     No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the Class A Ordinary Shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.
Distributions of Rights
     Whenever Ensco UK intends to distribute rights to purchase additional Class A Ordinary Shares, Ensco UK will give prior notice to the depositary and will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.
     The depositary will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if Ensco UK provides all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new Class A Ordinary Shares other than in the form of ADSs.
     The depositary will not distribute the rights to you if:
•	Ensco UK does not timely request that the rights be distributed to you or Ensco UK requests that the rights not be distributed to you;

•	Ensco UK fails to deliver satisfactory documents to the depositary; or

•	It is not reasonably practicable to distribute the rights.
     The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.
Elective Distributions
     Whenever Ensco UK intends to distribute a dividend payable at the election of shareholders either in cash or in additional shares, Ensco UK will give prior notice thereof to the depositary and will indicate whether it wishes the elective distribution to be made available to you. In such case, Ensco UK will assist the depositary in determining whether such distribution is lawful and reasonably practicable.
     The depositary will make the election available to you only if it is reasonably practicable and if Ensco UK has provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.
     If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder under English law would receive upon failing to make an election, as more fully described in the deposit agreement.
Other Distributions
     Whenever Ensco UK intends to distribute property other than cash, Class A Ordinary Shares or rights to purchase additional Class A Ordinary Shares, Ensco UK will notify the depositary in advance and will indicate whether it wishes such distribution to be made to you. If so, Ensco UK will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.
     If it is reasonably practicable to distribute such property to you and if Ensco UK provides all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.
     The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.
     The depositary will not distribute the property to you and will sell the property if:
•	Ensco UK does not request that the property be distributed to you or if Ensco UK asks that the property not be distributed to you;

•	Ensco UK does not deliver satisfactory documents to the depositary; or

•	The depositary determines that all or a portion of the distribution to you is not reasonably practicable. The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.
Redemption
     Whenever Ensco UK decides to redeem any of the securities on deposit with the custodian, Ensco UK will notify the depositary in advance. If it is practicable and if Ensco UK provides all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.
     The custodian will be instructed to surrender the Class A Ordinary Shares being redeemed against payment of the applicable redemption price. The depositary will convert the redemption funds received into U.S. dollars, if necessary, upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.
Changes Affecting Class A Ordinary Shares
     The Class A Ordinary Shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or reclassification of such Class A Ordinary Shares or a recapitalization, reorganization, merger, consolidation or sale of assets.
     If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the Class A Ordinary Shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Class A Ordinary Shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.
Issuance of ADSs upon Deposit of Class A Ordinary Shares
     The depositary may create ADSs on your behalf if you or your broker deposit Class A Ordinary Shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the Class A Ordinary Shares to the custodian. Your ability to deposit Class A Ordinary Shares and receive ADSs may be limited by U.S. and English law considerations applicable at the time of deposit.
     The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the Class A Ordinary Shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.
     When you make a deposit of Class A Ordinary Shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:
•	The Class A Ordinary Shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

•	All preemptive (and similar) rights, if any, with respect to such Class A Ordinary Shares have been validly waived or exercised.

•	You are duly authorized to deposit the Class A Ordinary Shares.

•	The Class A Ordinary Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

•	The Class A Ordinary Shares presented for deposit have not been stripped of any rights or entitlements.
     If any of the representations or warranties are incorrect in any way, Ensco UK and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.
Transfer, Combination and Split Up of ADRs
     As a holder of ADRs, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:
•	ensure that the surrendered ADR certificate is properly endorsed or otherwise in proper form for transfer;

•	provide such proof of identity and genuineness of signatures as the depositary deems appropriate;

•	provide any transfer stamps required by the State of New York or the U.S.; and

•	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR Holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.
     To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR Holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.
Withdrawal of Class A Ordinary Shares Upon Cancellation of ADSs
     As a holder of ADSs, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying Class A Ordinary Shares at the custodian’s offices. Your ability to withdraw the Class A Ordinary Shares may be limited by U.S. and English legal considerations applicable at the time of withdrawal. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.
     If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the Class A Ordinary Shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.
     You will have the right to withdraw the securities represented by your ADSs at any time except for:
•	Temporary delays that may arise because (i) the transfer books for the Class A Ordinary Shares or ADSs are closed, or (ii) Class A Ordinary Shares are immobilized on account of a shareholders’ meeting or a payment of dividends.

•	Obligations to pay fees, taxes and similar charges.

•	Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.
     The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.
Voting Rights
     As a holder of ADSs, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the Class A Ordinary Shares represented by your ADSs. The voting rights of holders of Class A Ordinary Shares are described in above in the section titled “Description of Class A Ordinary Shares of Ensco UK — Voting Rights.”
     At Ensco UK’s request, the depositary will distribute to you any notice of shareholders’ meeting received from Ensco UK together with information explaining how to instruct the depositary to exercise the voting rights of the Class A Ordinary Shares of Ensco UK represented by ADSs.
     If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote Class A Ordinary Shares represented by the holder’s ADSs in accordance with such voting instructions.
     Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the Class A Ordinary Shares on deposit. Ensco UK cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner. Class A Ordinary Shares for which no voting instructions have been received will not be voted.
Fees and Charges
     Ensco UK has agreed to pay certain fees to the depositary and to reimburse the depositary for certain expenses.

     As an ADS holder you will be responsible to pay certain fees and expenses incurred by the depositary and certain taxes and governmental charges such as:
•	Fees for the transfer and registration of Class A Ordinary Shares charged by the registrar and transfer agent for the Class A Ordinary Shares in England (i.e., upon deposit and withdrawal of Class A Ordinary Shares).

•	Expenses incurred for converting foreign currency into U.S. dollars.

•	Expenses for cable, telex and fax transmissions and for delivery of securities.

•	Taxes and duties upon the transfer of securities (i.e., when Class A Ordinary Shares are deposited or withdrawn from deposit).

•	Fees and expenses incurred in connection with the delivery or servicing of Class A Ordinary Shares on deposit.
     Ensco UK shall pay to the depositary such fees and charges and reimburse the depositary for such out-of-pocket expenses as the depositary and the Company may agree from time to time.
Amendments and Termination
     Ensco UK may agree with the depositary to modify the deposit agreement at any time without your consent. Ensco UK undertakes to give holders of ADSs 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. Ensco UK will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, Ensco UK may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.
     You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the Class A Ordinary Shares represented by your ADSs (except as permitted by law).
     Ensco UK has the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected during such notice period.
     After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).
Books of Depositary
     The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.
     The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.
Limitations on Obligations and Liabilities
     The deposit agreement limits Ensco UK’s obligations and the depositary’s obligations to you. Please note the following:
•	Ensco UK and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

•	The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

•	The depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on Ensco UK’s behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in Class A Ordinary Shares, for the validity or worth of the Class A Ordinary Shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of Ensco UK’s notices or for its failure to give notice.

•	Ensco UK and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

•	Ensco UK and the depositary disclaim any liability if Ensco UK or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of the New Articles, as amended from time to time, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond Ensco UK’s control.

•	Ensco UK and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for the deposit agreement or in the New Articles, as amended from time to time, or in any provisions of or governing the securities on deposit.

•	Ensco UK and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Class A Ordinary Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either Ensco UK or the depositary in good faith to be competent to give such advice or information.

•	Ensco UK and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Class A Ordinary Shares but is not, under the terms of the deposit agreement, made available to you.

•	Ensco UK and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

•	Ensco UK and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.
Pre-Release Transactions
     The depositary may, in certain circumstances, issue ADSs before receiving a deposit of Class A Ordinary Shares or release Class A Ordinary Shares before receiving ADSs for cancellation. These transactions are commonly referred to as “pre-release transactions.” The deposit agreement limits the aggregate size of pre-release transactions and imposes a number of conditions on such transactions (i.e., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The depositary may retain the compensation received from the pre-release transactions.
Taxes
     You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. Ensco UK, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.
     The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations.
     You are required to indemnify Ensco UK, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.
Foreign Currency Conversion
     Ensco UK intends to make distributions in U.S. dollars. To the extent any distributions are made in currencies other than U.S. dollars, the depositary will arrange for the conversion of all non-U.S. currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.
     If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:
•	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

•	Distribute the foreign currency to holders for whom the distribution is lawful and practical.

•	Hold the foreign currency (without liability for interest) for the applicable holders.
SHARE REPURCHASE
     In connection with the Redomestication, the Ensco UK Board adopted the previously authorized share repurchase program of Ensco Delaware. The program permits Ensco UK to repurchase from time to time, at market prices plus a commission, Class A Ordinary Shares represented by ADSs, in an aggregate amount of $562.4 million pursuant to share repurchase agreements with two investment banks, in each case out of Ensco UK’s distributable profits available therefor and conditional upon compliance with Rule 10b-18 promulgated under the Exchange Act, and any other laws and regulations in effect from time to time.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of November 9, 2009, between ENSCO International Incorporated and ENSCO Newcastle LLC (incorporated by reference to Annex A to the Registration Statement on Form S-4 (File No. 333-162975) filed by Ensco International plc (formerly ENSCO International Limited) on November 9, 2009).

3.1	Articles of Association of Ensco International plc (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K filed by ENSCO International Incorporated on December 16, 2009).

4.1	Second Supplemental Indenture dated December 22, 2009, among ENSCO International Incorporated, Ensco International plc and Deutsche Bank Trust Company Americas, as trustee.

Exhibit
Number	Description

10.1	Deed of Assumption, dated December 22, 2009, executed by Ensco International plc.

10.2	Deed of Amendment No. 2 to the Ensco Multinational Savings Plan, dated December 21, 2009 and effective as of December 23, 2009.

10.3	ENSCO International Incorporated 2005 Long-Term Incentive Plan (As Revised and Restated on December 22, 2009 and As Assumed by Ensco International plc as of December 23, 2009), including Annex 1 and Annex 2 thereto.

10.4	Amendment to the ENSCO International Incorporated 1998 Incentive Plan, executed on December 22, 2009 and effective as of December 23, 2009.

10.5	Amendment No. 4 to the ENSCO International Incorporated 2000 Stock Option Plan, executed on December 22, 2009 and effective as of December 23, 2009.

10.6	Amendment No. 15 to the ENSCO Savings Plan, dated as of November 3, 2009.

10.7	Amendment No. 16 to the ENSCO Savings Plan, executed on December 22, 2009 and effective as of December 23, 2009.

10.8	Amendment No. 3 to the ENSCO 2005 Supplemental Executive Retirement Plan, executed on December 22, 2009 and effective as of December 23, 2009.

10.9	Amendment No. 4 to the ENSCO 2005 Non-Employee Director Deferred Compensation Plan, executed on December 22, 2009 and effective as of December 23, 2009.

10.10	Amendment No. 4 to the ENSCO Supplemental Executive Retirement Plan, executed on December 22, 2009 and effective as of the dates indicated therein.

10.11	Amendment No. 3 to the ENSCO Non-Employee Director Deferred Compensation Plan, executed on December 22, 2009 and effective as of the dates indicated therein.

10.12	Form of Indemnification Agreement of ENSCO International Incorporated.

10.13	Form of Deed of Indemnity of Ensco International plc.

10.14	Amendment and Restatement of the Letter Agreement between ENSCO International Incorporated and William S. Chadwick, Jr., dated December 22, 2009.

10.15	Amendment to the Employment Offer Letter Agreement between ENSCO International Incorporated and Daniel W. Rabun, dated December 22, 2009.

99.1	Press Release issued by ENSCO International Incorporated, dated December 22, 2009.

SIGNATURE
Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 23, 2009

Ensco International plc
By:	/s/ Cary A. Moomjian, Jr.
Cary A. Moomjian, Jr.
Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit
Number	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of November 9, 2009, between ENSCO International Incorporated and ENSCO Newcastle LLC (incorporated by reference to Annex A to the Registration Statement on Form S-4 (File No. 333-162975) filed by ENSCO International plc (formerly ENSCO International Limited) on November 9, 2009).

3.1	Articles of Association of Ensco International plc (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K filed by ENSCO International Incorporated on December 16, 2009).

4.1	Second Supplemental Indenture dated December 22, 2009, among ENSCO International Incorporated, Ensco International plc and Deutsche Bank Trust Company Americas, as trustee.

10.1	Deed of Assumption, dated December 22, 2009, executed by Ensco International plc.

10.2	Deed of Amendment No. 2 to the Ensco Multinational Savings Plan, dated December 21, 2009 and effective as of December 23, 2009.

10.3	ENSCO International Incorporated 2005 Long-Term Incentive Plan (As Revised and Restated on December 22, 2009 and As Assumed by Ensco International plc as of December 23, 2009), including Annex 1 and Annex 2 thereto.

10.4	Amendment to the ENSCO International Incorporated 1998 Incentive Plan, executed on December 22, 2009 and effective as of December 23, 2009.

10.5	Amendment No. 4 to the ENSCO International Incorporated 2000 Stock Option Plan, executed on December 22, 2009 and effective as of December 23, 2009.

10.6	Amendment No. 15 to the ENSCO Savings Plan, dated as of November 3, 2009.

10.7	Amendment No. 16 to the ENSCO Savings Plan, executed on December 22, 2009 and effective as of December 23, 2009.

10.8	Amendment No. 3 to the ENSCO 2005 Supplemental Executive Retirement Plan, executed on December 22, 2009 and effective as of December 23, 2009.

10.9	Amendment No. 4 to the ENSCO 2005 Non-Employee Director Deferred Compensation Plan, executed on December 22, 2009 and effective as of December 23, 2009.

10.10	Amendment No. 4 to the ENSCO Supplemental Executive Retirement Plan, executed on December 22, 2009 and effective as of the dates indicated therein.

10.11	Amendment No. 3 to the ENSCO Non-Employee Director Deferred Compensation Plan, executed on December 22, 2009 and effective as of the dates indicated therein.

10.12	Form of Indemnification Agreement of ENSCO International Incorporated.

10.13	Form of Deed of Indemnity of Ensco International plc.

10.14	Amendment and Restatement of the Letter Agreement between ENSCO International Incorporated and William S. Chadwick, Jr., dated December 22, 2009.

10.15	Amendment to the Employment Offer Letter Agreement between ENSCO International Incorporated and Daniel W. Rabun, dated December 22, 2009.

99.1	Press Release issued by ENSCO International Incorporated, dated December 22, 2009.